(d)(12)(i)

Directed Services LLC

1475 Dunwoody Drive, West Chester, PA 19380

December 12, 2014

Christopher Kurtz

Vice President, Finance

ING Investment Management Co. LLC

One Orange Way, C1-N

Windsor, CT 06095

Dear Mr. Kurtz:

Pursuant to the Sub-Advisory Agreement, dated November 18, 2014, between Directed Services LLC and Voya Investment Management Co. LLC, as amended (the “Agreement”), we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to Voya Aggregate Bond Portfolio (formerly, VY® PIMCO Bond Portfolio, the “Portfolio”), a series of Voya Partners, Inc., effective as of the close of business on December 12, 2014, upon all of the terms and conditions set forth in the Agreement.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolio to Schedule A of the Agreement.  The Amended Schedule A, with the annual sub-advisory fees indicated for the Portfolio, is attached hereto.

Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to the Portfolio by signing below where indicated.

Very sincerely,

		By:	/s/ Todd Modic
Todd Modic
Vice President
Directed Services LLC

ACCEPTED AND AGREED TO:
Voya Investment Management Co. LLC

By:	/s/ Christopher Kurtz
Name:	Christopher Kurtz
Title:	VP Finance, Duly Authorized

AMENDED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

DIRECTED SERVICES LLC

and

VOYA INVESTMENT MANAGEMENT CO. LLC

Series	Effective Date	Annual Sub-Advisory Fee (as a percentage of average daily Assets allocated to the Sub-Adviser)

Voya Aggregate Bond Portfolio (formerly, VY® PIMCO Bond Portfolio)	Close of Business on December 12, 2014	0.25000% on all assets

Voya Global Bond Portfolio	May 7, 2013	0.22500% on the first $4 billion in assets; 0.21375% on the next $1 billion in assets; 0.20250% on the next $1 billion in assets; 0.19350% on assets thereafter.

Voya Index Solution 2015 Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Index Solution 2025 Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

(1)  “Direct Investments” shall mean assets which are not Underlying Funds.

(2)  “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya fund complex.  The phrase “family of funds” shall have the same meaning as defined in Item 17 of Form N-1A, as it was in effect on November 18, 2014.

Series	Effective Date	Annual Sub-Advisory Fee (as a percentage of average daily Assets allocated to the Sub-Adviser)

Voya Index Solution 2035 Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Index Solution 2045 Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Index Solution 2055 Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Index Solution Income Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Solution 2015 Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Solution 2025 Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

(1) “Direct Investments” shall mean assets which are not Underlying Funds.

(2) “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya fund complex.  The term, “fund complex” shall have the same meaning as defined in Item 17 of Form N-1A, as it was effect on November 18, 2014.

Series	Effective Date	Annual Sub-Advisory Fee (as a percentage of average daily Assets allocated to the Sub-Adviser)

Voya Solution 2035 Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Solution 2045 Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Solution 2055 Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Solution Aggressive Portfolio	May 7, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Solution Balanced Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Solution Conservative Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

(1)    “Direct Investments” shall mean assets which are not Underlying Funds.

(2)    “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The phrase “family of funds” shall have the same meaning as defined in Item 17 of Form N-1A, as it was in effect on November 18, 2014.

Series	Effective Date	Annual Sub-Advisory Fee (as a percentage of average daily Assets allocated to the Sub-Adviser)

Voya Solution Income Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Solution Moderately Aggressive Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Solution Moderately Conservative Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

(1)      “Direct Investments” shall mean assets which are not Underlying Funds.

(2)      “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya fund complex.  The term, “fund complex” shall have the same meaning as defined in Item 17 of Form N-1A, as it was effect on November 18, 2014.